UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On October 11, 2005, RITA Medical Systems, Inc., a Delaware corporation (the “Company”), provided a preliminary financial outlook for the third quarter and three month period ended September 30, 2005. A copy of the Company's press release announcing and commenting upon these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Company uses, and the press release refers to, a non-GAAP measure of sales for the third quarter of 2004. The Company uses a non-GAAP measure of sales for the third quarter of 2004 that includes the sales results of Horizon Medical Products, Inc. for the period from July 1, 2004 through July 28, 2004. Horizon's sales results for this period are not included in the Company's GAAP sales results for the third quarter of 2004 because its merger with Horizon was not completed until July 29, 2004. The Company uses this non-GAAP measure of sales because management believes it facilitates a more meaningful comparison with sales results for the quarter ended September 30, 2005. Reconciliation of this measure to the most directly comparable GAAP measure is included in the press release.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Press Release of RITA Medical Systems, Inc. dated October 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: October 12, 2005	By:	/s/ Joseph DeVivo

Joseph DeVivo President and Chief Executive Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated October 11, 2005